UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7,  2012,  Adam Kroloff and ZaZa Energy Corporation (the “Company”) entered into the Consulting Agreement described in Item 5.02 below.  Also on December 7, 2012, Bernard de Combret and the Company entered into the Consulting Agreement described in Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2012, the Company entered into a Consulting Agreement with Mr. Kroloff pursuant to which he will provide consulting services for a nine-month period primarily relating to matters of strategy and risk management.  Pursuant to the Consulting Agreement, the Company will pay Mr. Kroloff a cash retainer and certain fees.  In addition, certain shares of restricted stock previously granted to Mr. Kroloff will become fully vested, and Mr. Kroloff will receive an additional grant of shares of restricted stock under the Company’s Long Term Incentive Plan.  The foregoing description of the Consulting Agreement with Mr. Kroloff does not purport to be complete and is qualified in its entirety by reference to the text of the Consulting Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Also on December 7, 2012, the Company entered into a Consulting Agreement with Mr. de Combret pursuant to which he will provide consulting services for a nine-month period primarily relating to matters of strategy and the Company’s business in France.  Pursuant to the Consulting Agreement, the Company will pay Mr. de Combret a cash retainer and certain fees.  In addition, certain shares of restricted stock previously granted to Mr. de Combret will become fully vested, and Mr. de Combret will receive an additional grant of shares of restricted stock under the Company’s Long Term Incentive Plan.  The foregoing description of the Consulting Agreement with Mr. de Combret does not purport to be complete and is qualified in its entirety by reference to the text of the Consulting Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

On December 7, 2012,  Adam Kroloff resigned as a director of the Company.  At the time of his resignation, Mr. Kroloff was a member of the Nominating and Corporate Governance Committee of the Board.  Mr. Kroloff was formerly the Chairman of the Board of Toreador Resources Corporation, with which the Company merged in February 2012, and has assisted, in his capacity as a director, with the integration of Toreador into the Company post merger.  Because Mr. Kroloff believes that he should not be both a director of the Corporation and a consultant to it, Mr. Kroloff has resigned as a director of the Corporation.

On December 7, 2012,  Bernard de Combret resigned as a director of the Company.  At the time of his resignation, Mr. de Combret was a member of the Nominating and Corporate Governance Committee and the Audit Committee of the Board.  Because Mr. de Combret believes that he should not be both a director of the Corporation and a consultant to it, Mr. de Comret has resigned as a director of the Corporation.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Consulting Agreement between ZaZa Energy Corporation and Adam Kroloff, dated December 7, 2012.
10.2	Consulting Agreement between ZaZa Energy Corporation and Bernard de Combret, dated December 7, 2012.
99.1	Resignation letter of Adam Kroloff dated December 7, 2012.
99.2	Resignation letter of Bernard de Combret dated December 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: December 7, 2012	By:	/s/ TODD A. BROOKS
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer